                                                                      EXHIBIT 11


                                                                              30
Exhibit 11. Computation of Fully Diluted Earnings Per Share

                                                                                                                        Fully
                                                                                                    Primary           Diluted


Total Number of Options Outstanding
  for the three months ended March 31, 1997                                                            300,500        300,500

Average exercise price of outstanding options                                                            $4.43     $     4.43

Total exercise price of average options outstanding                                                 $1,332,250     $1,332,250

Average stock price for the three months ended
  March 31, 1997                                                                                    $     7.09     $     8.00

Shares repurchased with proceeds of options if exercised                                               187,906        166,531
                                                                                                    ----------     ----------
Net effect of outstanding stock options                                                                112,594        133,969


Average shares outstanding
  for the three months ended March 31, 1997                                                          1,226,520      1,226,520
                                                                                                    ----------     ----------
Average shares and common stock equivalents outstanding
  for the three months ended March 31, 1997                                                          1,339,114      1,360,489
                                                                                                    ==========     ==========
Net income
  for the three months ended March 31, 1997                                                         $  124,634     $  124,634

Net income per share,
  for the three months ended March 31, 1997                                                         $     0.10     $     0.09
                                                                                                    ==========     ==========